EX-23.1
                           CONSENT OF ACCOUNTANTS

                               Smith & Company
                        Certified Public Accountants
                        10 West 100 South, Suite 700
                       Salt Lake City, Utah 84101-1554
                                (801) 575-8297


December 16, 2002


Board of Directors
Synthetic Turf Corporation of America
Minneapolis, Minnesota

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As former independent certified public accountants for Synthetic Turf Corporation of America (formerly known as JustWebit.com, Inc.), we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended December 31, 2001 and dated March 25, 2002, as an exhibit to the Company's S-8 POS Registration Statement dated December 12, 2002.

Sincerely,


/s/  Smith & Company
Smith & Company
Certified Public Accountants